UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2019

ALLIED ESPORTS ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17877 Von Karman Avenue, Suite 300

Irvine, California, 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 225-2600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AESE	The NASDAQ Stock Market LLC
Warrants	AESEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 29, 2019, The Nasdaq Stock Market (“Nasdaq”) informed Allied Esports Entertainment, Inc. (the “Company”) that the Company satisfied the initial listing requirements to maintain trading of its common stock on the Nasdaq market.

On August 30, 2019 the Company also received a letter from Nasdaq stating that Company’s warrants do not meet the minimum 400 round lot holder requirements required for initial listing, as set forth under Listing Rule 5515(a)(4). Trading of the warrants on Nasdaq will be suspended at the opening of business on September 10, 2019 if the Company does not appeal Nasdaq’s determination to a NASDAQ Hearings Panel (the “Panel”) by such time.

If the Company timely appeals Nasdaq’s determination, Company’s warrants would remain listed pending the Panel’s decision. There can be no assurance that if the Company does appeal such a delisting determination by Nasdaq to the Panel, that such appeal would be successful.

The delisting of the Company’s warrants will not affect the trading of the Company’s common stock on the Nasdaq market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2019

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Ng Kwok Leung Frank
Ng Kwok Leung Frank Chief Executive Officer